                                                               Exhibit (d)(5)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                          ING VARIABLE PORTFOLIOS, INC.

                            OPERATING EXPENSE LIMITS

                                                     MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)
-------------                                    ---------------------------------------
                                                       Class A   Class I   Class S
                                                       -------   -------   -------
ING VP Global Science and Technology Portfolio
Term Expires December 31                                1.65%     1.15%     1.40%
ING VP Growth Portfolio Term
Expires December 31                                     1.30%     0.80%     1.05%
ING VP Index Plus LargeCap Portfolio Term
Expires December 31                                     1.05%     0.55%     0.80%
ING VP Index Plus MidCap Portfolio Term
Expires December 31                                     1.10%     0.60%     0.85%
ING VP Index Plus SmallCap Portfolio Term
Expires December 31                                     1.10%     0.60%     0.85%
ING VP International Equity Portfolio
Term Expires December 31                                1.65%     1.15%     1.40%
ING VP Small Company Portfolio Term
Expires December 31                                     1.45%     0.95%     1.20%
ING VP Value Opportunity Portfolio Term
Expires December 31                                     1.30%     0.80%     1.05%


                                                            /s/ HE
                                                            --------------------
                                                            HE

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.


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